e:\flh\gib\10f3.doc

For the fiscal period ended (s) 12/31/98
File number 811-01660

                         SUB-ITEM 77-0

                         EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
     Conoco

2.   Date of Purchase
     10/21/98

3.   Number of Securities Purchased
     100,870

4.   Dollar Amount of Purchase
     $2,320,700

5.   Price Per Unit
     $23.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
     Morgan Stanley

7.   Other Members of the Underwriting Syndicate
      See Exhibit A

EXHIBIT A

UNDERWRITER
(U.S.)
Blaylock & Partners L.P.
BT Alex Brown Incorporated
Chatsworth Securities LLC
CIBC Oppenheimer Corp.
Edward D. Jones & Co., L.P.
Fahnestock & Co. Inc.
Guzman & Company
Howard, Weill, Lebouisse, Friedrichs Incorporated
ING Baring Furman Selz LLC
Jefferies & Co. Inc.
Morgan Stanley & Co. Incorporated
Muriel Siebert & Co., Inc.
NationsBanc Montgomery Securities LLC
Nesbitt Burns Security Inc.
Ormes Capital Markets, Inc.
Petrie Parkman & Co.
Raymond James & Associates, Inc.
Sanders Morris Mundy Inc.
Star Securities, Inc.
J.P. Morgan Securities Inc.
Goldman Sachs & Co.
Salomon Smith Barney Inc.
ABN Amro Incorporated
Bear, Stearns & Co. Inc.
Chase Securities Inc.
Credit Suisse First Boston Corporation
Deutsche Bank Securities Inc.
Donaldson Lufkin & Jenrette Securities Corporation
A. G. Edwards & Sons Inc.
Merril Lynch, Pierce, Fenner & Smith Incorporated
PaineWebber Incorporated
Prudential Securities Incorporated
Robert W. Baird & Co. Inc.
Sanford C. Bernstein & Co. Inc.
Schroder & Co. Inc.
Legg Mason Wood Walker, Incorporated
McDonald & Co. Securities Inc.
Neuberger & Berman LLC
The Robinson-Humphrey Company, LLC
Warburg Dillon Read LLC
Wheat First Securities, Inc.
(International)
Morgan Stanley & Co. International Limited
Credit Suisse First Boston (Europe) Limited
Goldman Sachs International
Merrill Lynch International
J.P. Morgan Securities Ltd.
Salomon Brothers International Limited
BT  Alex.  Brown  International,  a  division  of  Bankers  Trust
International PLC
J. Henry Schroder & Co. Limited
ABN AMRO Rothschild
Cazenove & Co.
Credit Lyonnais Securities
Daiwa Europe Limited
Deutsche AG London
HSBC Investment Bank Plc
Mediobanca-Banca di Credito Finanziario S.p.A.
UBS AG
Westdeutsche Landesbank Girozentrale
ING Bank N.V.
Societe Generale